UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 17, 2012

AMARANTUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Commission File No.  333-148922

Delaware	26-0690857
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	identification No.)

675 Almanor Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(zip code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A-2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the possible benefits of MANF therapeutic applications and/or advantages presented by Amarantus’ PhenoGuard technology, as well as statements about expectations, plans and prospects of the development of Amarantus' new product candidates. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the risks that the anticipated benefits of the therapeutic drug candidates or discovery platforms, as well as the risks, uncertainties and assumptions relating to the development of Amarantus' new product candidates, including those identified under "Risk Factors" in Amarantus' most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in other filings Amarantus periodically makes with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements Amarantus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation.

Item 1.01. Entry into a Material Definitive Agreement.

On 17 October 2012, Amarantus BioSciences, Inc. was awarded a Translational Research Grant award from the University of Massachusetts' Pioneer Valley Life Sciences Institute's Center of Excellence in Apoptosis Research (CEAR). With award of the Grant, Amarantus agreed to collaborate with the University of Massachusetts to conduct a study to exploit publicly available genomics databases to identify potentially new therapeutic targets for Mesencdphalic Astrocyte derived Neurotrophic Factor, or MANF-based therapeutics, and then validate those hypotheses in cell-based laboratory research, which could lead to the identification and patenting of therapeutic indications for MANF beyond what has already been reported. MANF is a protein that corrects protein misfolding, one of the major causes of Apoptosis, or cell death.

The collaborative agreement between Amarantus and the University of Massachusetts requires the University of Massachusetts to contribute $27,900 to the Study and Amarantus to contribute financial and in-kind support up to $61,000. Any invention made solely by Amarantus from the Study will belong to Amarantus. Any invention made solely by one or more employees of the University of Massachusetts will belong to the University. Any invention made jointly will be jointly owned by Amarantus and the University of Massachusetts. Should the University of Massachusetts obtain a patent on an invention it created from the Study, Amarantus has licensing rights under the terms of the Agreement between Amarantus and the University.

The collaborative agreement provides for cancellation by either party for a material breach of the agreement incurred for thirty (30) days after notice of a breach. The University of Massachusetts may also cancel the agreement immediately upon notice to Amarantus of termination of the Grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: 23 October 2012.

Amarantus BioSciences, Inc. (Registrant)

By:	/s/ Gerald Commissiong
Gerald Commissiong
Chief Executive Officer